Exhibit 10.7
[Akebia Letterhead]

June 9, 2023

BY EMAIL

David Spellman

Dear Dave:

This letter agreement (“Agreement”) confirms the terms of your separation from Akebia Therapeutics, Inc. (“Akebia” or the “Company”).1 Unless you rescind your assent as set forth in Section 5(viii) below, this Agreement shall be effective, final and binding upon the expiration of any applicable Revocation Period set forth in Section 5(viii) (the “Effective Date”).

1.Separation Date; Final Payments; Benefits Cessation.

(i)     Separation Date. Your employment with the Company shall terminate effective June 23, 2023 (the “Separation Date”). You agree that after the Separation Date, you will not represent yourself as an employee or agent of the Company.

(ii)     Final Pay. On or about the Separation Date, the Company shall provide your final pay in accordance with applicable law (“Final Pay”).

(iii)     Benefits Cessation. As of the Separation Date, any entitlement you have or might have under a Company-provided benefit plan, program or practice shall terminate, except as required by law or under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

(iv)     COBRA. Provided you timely complete the required election forms, you are eligible to continue receiving group medical, dental and/or vision insurance pursuant to COBRA. The “qualifying event” shall be deemed to have occurred on the Separation Date.

2.     Consideration. In exchange for and in consideration of your executing this Agreement and complying with the terms of this Agreement and any other agreements between you and the Company, and as set forth in your Executive Severance Agreement with the Company dated June 29, 2020 (the “ESA”), the Company will do the following (the “Consideration”):

(i)     continue paying your salary (less all applicable income and payroll taxes, deductions and withholdings) in accordance with its regular payroll cycle for twelve (12) months (the “Severance Period”), with the first payment beginning as soon as practicable after the Effective Date;

(ii)     provided you remain eligible, pay that part of the COBRA premiums equivalent to the group insurance premiums it would have paid on your behalf had you remained employed by the Company during the Severance Period;

(iii)     characterize your termination as a resignation for “Good Reason” (as defined in the ESA), and thereby not require you to repay any portion of the Signing Bonus as set forth in Exhibit A to your June 22, 2022 Retention Agreement (the “Retention Agreement”),

(iv)     during the Severance Period, allow you to continue to vest in any other outstanding unvested options, restricted shares, restricted stock units or other equity-based awards in accordance with the terms of the applicable equity agreement(s) and plan(s); and

(v)     forgive any obligation you otherwise would have to repay the Company for previously reimbursed tuition assistance or relocation expenses, and/or for any signing or similar bonus that is subject to repayment.

1 Except for the obligations set forth in Section 2, which shall be the obligations solely of Akebia Therapeutics, Inc., whenever the terms “Akebia Therapeutics, Inc.,” “Akebia” or the “Company” are used in this Agreement (including, without limitation, Section 5), they shall be deemed to include Akebia Therapeutics, Inc. and any and all of its divisions, affiliates and subsidiaries and all related entities, and its and their directors, officers, employees, agents, successors and assigns.

3.     Acknowledgments. You acknowledge and agree that:

(i)     this Agreement and the Consideration do not constitute a severance plan and shall confer no benefit on anyone other than Akebia and you;

(ii)     the Consideration provided for herein is not otherwise due or owing to you unless you execute this Agreement;

(iii)     except for the Final Pay, any amounts due under this Agreement and any vested monies due to you under any retirement programs in which you participate, you have been paid and provided all wages, vacation pay, holiday pay, earned paid sick time, bonuses (including, without limitation, any bonuses under the Retention Agreement), commissions, leaves of absence, family and medical leave, and any other form of compensation or benefit that may be due to you now or that would have become due in the future in connection with your employment with, or separation of employment from, Akebia; and

(iv) in order to be reimbursed for all outstanding business expenses that you may have incurred on behalf of the Company, all expense reports and supporting documentation must be submitted in accordance with the Company’s Travel & Expense Policy within thirty (30) days after the Separation Date or such longer period as required by law.

4. Return of Company Property; Confidentiality; Trade Secrets; Non-Disparagement. As a condition of your receipt of the Consideration, you agree to:

(i) promptly return all property and documents (whether in hard copy or electronic form) of Akebia in your custody or possession;

(ii)     abide by the terms of your Employee Agreement (confidentiality, non-solicitation, non-competition and/or developments agreement) with the Company. Without limiting the foregoing, consistent with Section 4(b) of the ESA, you agree that during the Non-Compete Period (as defined in the Employee Agreement), you will not, without the Company’s prior written consent, directly or indirectly, take any of the actions described in Sections 5(a)(i) or 5(a)(ii) of the Employee Agreement. You understand that nothing in this Agreement prohibits you from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. You understand that you do not need the prior authorization of the Company to make any such reports or disclosures and that you are not required to notify the Company that you have made such reports or disclosures;

(iii)     abide by the Employee Agreement and any applicable common law and/or statutory obligations relating to the protection and non-disclosure of Akebia’s trade secrets and/or confidential and proprietary documents and information, and you specifically agree that you will not disclose any confidential or proprietary information that you acquired as an employee of Akebia to any other person or entity, or use such information in any manner that is detrimental to the interests of Akebia. Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act of 2016: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order”;

(iv)     keep confidential and not publicize or disclose the existence and terms of this Agreement, other than to (a) an immediate family member, legal counsel, accountant or financial advisor, provided that any such individual to whom disclosure is made aware of these confidentiality obligations; or (b) a state or federal tax authority or government agency to which disclosure is mandated by applicable state or federal law; and

(v)     not make any statements (written or oral) that are false or disparaging about or adverse to the business interests of Akebia or that are intended to or do harm the reputation of Akebia, including, but not limited to, any statements that disparage any products, services, finances, employees, officers, directors, capabilities or any other aspect of the business of Akebia.

Your breach of this Section 4 will constitute a material breach of this Agreement and, in addition to any other legal or equitable remedy available to Akebia, will relieve Akebia of the obligation to provide any Consideration not already paid or provided and/or entitle Akebia to recover any Consideration already paid or provided.

5. Release of Claims.

(i)     You hereby acknowledge and agree that by signing this Agreement and accepting the Consideration, you are waiving your right to assert any form of legal claim against Akebia (as defined in footnote number 1) of any kind whatsoever from the beginning of time through and including the Effective Date, except for claims related to the Company’s failure to perform its obligations under this Agreement. Your waiver and release is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against Akebia seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against Akebia up to and including the Effective Date. You understand that there could be unknown or unanticipated Claims resulting from your employment with Akebia and the termination thereof and agree that such Claims are intended to be, and are, included in this waiver and release.

(ii)     Without limiting the foregoing general waiver and release, you specifically waive and release the Company from any Claims arising from or related to your employment relationship with the Company or the termination thereof, including without limitation:
(a)     Claims under any local, state or federal discrimination, harassment, fair employment practices or other employment related statute, regulation or executive order, including, without limitation, the Massachusetts Fair Employment Practices Act (also known as Chapter 151B), the Pennsylvania Human Relations Act (43 P.S. § 951 et seq.), the New Jersey Law Against Discrimination (N.J.S.A. 10:5-1 et seq.), the New Jersey Conscientious Employee Protection Act (N.J.S.A. 34:19-1 et seq.), the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act (“OWBPA”), the Americans with Disabilities Act, the Genetic Information Nondiscrimination Act, the Pregnancy Discrimination Act, the Worker Adjustment and Retraining Notification Act, the National Labor Relations Act, the Civil Rights Act of 1991, and Title VII of the Civil Rights Act of 1964, each as they may have been amended through the Effective Date;

(b)     Claims under any local, state or federal employment related statute, regulation or executive order relating to wages, hours, whistleblowing, leaves of absence or any other terms and conditions of employment, including, without limitation, the Fair Labor Standards Act, the Equal Pay Act of 1963, the Family and Medical Leave Act, the Massachusetts Payment of Wages Law (Massachusetts General Laws Chapter 149, §§ 148, 150), Massachusetts General Laws Chapter 149 in its entirety and Massachusetts General Laws Chapter 151 in its entirety (including, without limitation, the sections concerning payment of wages, minimum wage and overtime), the New Jersey Family Leave Act (N.J.S.A. 34:11B-1 et seq.), the New Jersey Temporary Disability Leave Law (N.J.S.A. 43:21-25 et seq.), the New Jersey Equal Pay Act (N.J.S.A. 34:11-56.2 et seq.), the New Jersey Wage Payment Law (N.J.S.A. 34:11-4.1 et seq.), the New Jersey Wage and Hour Law (N.J.S.A. 34:11-56a et seq.), each as they may have been amended through the Effective Date. You specifically acknowledge that you are waiving any Claims for unpaid wages under these and other statutes, regulations and executive orders;

(c)     Claims under any local, state or federal common law theory; and

(d)     any other Claim arising under other local, state or federal law.

(iii)     The general release in this Section 5 is not affected or limited by the recitation of the specific releases in this Section 5.

(iv)     Consistent with federal and state discrimination laws, nothing in this release shall be deemed to prohibit you from challenging the validity of this release under federal or state discrimination laws or from filing a charge or complaint of age or other employment related discrimination with the Equal Employment Opportunity Commission (“EEOC”) or similar state agency, or from participating in any investigation or proceeding conducted by the EEOC or similar state agency. Further, nothing in this release or Agreement shall be deemed to limit the Company’s right to seek immediate dismissal of such charge or complaint on the basis that your signing of this Agreement constitutes a full release of any individual rights under federal or state discrimination laws, or the Company’s right to seek restitution or other legal remedies to the extent permitted by law of the economic benefits provided to you under this Agreement in the event that you successfully challenge the validity of this release and prevail in any claim under federal or state discrimination laws.

(v)     The general release in this Section 5 shall not limit any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

(vii)     You have twenty (21) days to consider and accept the provisions of this Agreement. You agree that any changes to this Agreement, whether material or immaterial, will not restart the running of this 21-day period.

(viii)     You may rescind your assent to this Agreement if, within seven (7) days after you sign it (the “Revocation Period”)), you email a notice of rescission to Meredith Bowman at [**].

6. Cooperation.

(i)     During the Severance Period, you agree to make yourself available to Akebia, upon reasonable notice (either by telephone, videoconference or, if Akebia believes necessary, in person) to assist Akebia in any matter relating to the services performed by you during your employment with Akebia including, but not limited to, transitioning your duties to others.

(ii)     During the Severance Period and thereafter, you further agree to cooperate fully with Akebia in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of Akebia or its successor(s), including any claim or action against its and their directors, officers and employees. Your cooperation in connection with such claims or actions shall include, without limitation, your being reasonably available (in a manner that does not unreasonably interfere with any employment obligations you may have) to speak or meet with Akebia to prepare for any proceeding, to provide truthful affidavits, to assist with any audit, inspection, proceeding or other inquiry, and to act as a witness in connection with any litigation or other legal proceeding affecting Akebia.

7. Miscellaneous.

(i)     This Agreement supersedes any and all prior oral and/or written agreements (including, without limitation, the Retention Agreement and the ESA), and sets forth the entire agreement between Akebia and you with respect to your separation from Akebia, except for the Employee Agreement, which shall remain in full force and effect.

(ii)     No variations or modifications of this Agreement shall be deemed valid unless in writing and signed by Akebia and you.

(iii)     The provisions of this Agreement are severable, and if for any reason any part shall be found to be unenforceable, the remaining provisions shall be enforced in full.

(iv)     Unless otherwise prohibited by law, the validity, interpretation and performance of this Agreement, and all other matters relating to your employment and separation of employment from Akebia, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to conflict of law principles. Unless otherwise prohibited by law, both parties agree that any action, demand, claim or counterclaim relating to (a) your employment and separation of your employment, and (b) the terms and provisions of this Agreement or to its breach, shall be commenced in the Commonwealth of Massachusetts in a court of competent jurisdiction.

(v)     Unless otherwise prohibited by law, both parties further agree that any such dispute shall be tried by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury in any such dispute.

Akebia wants to ensure that you fully understand the terms and effects of this Agreement. To that end, you have been encouraged and given an opportunity to consult with legal counsel. By executing this Agreement, you are acknowledging that (a) you have been afforded sufficient time to understand this Agreement and consult with legal counsel; (b) your agreements and obligations under this Agreement are made voluntarily, knowingly and without duress; and (c) neither Akebia nor its agents or representatives have made any representations inconsistent with the provisions of this Agreement.

If the foregoing correctly sets forth our arrangement, please sign, date and return this Agreement to Meredith Bowman, [**], within the time frame set forth above.

Very truly yours,

AKEBIA THERAPEUTICS, INC.

    /s/ John P. Butler
John P. Butler
President & CEO

Accepted and Agreed to Under Seal:

    /s/ David Spellman
David Spellman

Dated:     20-Jun-2023

July 6, 2023

By Email

David Spellman

Dear Dave:

As discussed, we have agreed to amend your June 9, 2023 Separation Agreement (the “Agreement”) with Akebia Therapeutics, Inc. (the “Company”) to revise the Consideration in Section 2 of the agreement to add the following Section 2(vi):

(vi) if a Change in Control (as defined in the ESA) occurs during the Severance Period, allow you to immediately vest in one hundred percent (100%) of any outstanding unvested options, restricted shares, restricted stock units or other equity-based awards in accordance with the terms of the applicable equity agreement(s) and plan(s);

All other terms and conditions of the Agreement shall remain in full force and effect.

Very truly yours,

AKEBIA THERAPEUTICS, INC.

    /s/ John P. Butler
John P. Butler
President and Chief Executive Officer

Accepted and Agreed to Under Seal:

    /s/ David Spellman
DAVID SPELLMAN

Dated:     08-Jul-2023